                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ---------------------

                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 20, 1999
                                                        ---------------

                         INTELLIGENT LIFE CORPORATION
     ------------------------------------------------------------------
              (exact name of registrant as specified in chapter)



            Florida                     0-25681                 65-0423422
--------------------------------------------------------------------------------
   (State or other jurisdiction       (Commission             (IRS Employer
        of Incorporation)             File Number)         Identification No.)


            11811 U.S. Highway One
                  Suite 101
           North Palm Beach, Florida                               33408
--------------------------------------------------------------------------------
                                                                 (zip code)

      Registrant's telephone number, including area code: (561) 627-7330
                                                         ---------------


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         The undersigned registrant hereby amends its Form 8-K dated August 20, 1999 by adding Items 7 (a) and 7 (b).

         (a) Financial Statements of Business Acquired

The following financial statements of Professional Direct Agency, Inc. are filed herewith:

             Independent Auditors' Report
             Balance Sheets at June 30, 1999 and 1998
             Statements of Operations for the year ended June 30, 1999 and for the Period from June 5, 1998 (inception) to June 30, 1998 Statements of Stockholders' Deficit for the year ended June 30, 1999 and for the Period from June 5, 1998 (inception) to June 30, 1998
             Statements of Cash Flows for the year ended June 30, 1999 and for the Period from June 5, 1998 (inception) to June 30, 1998
             Notes to Financial Statements


                         Independent Auditors' Report


The Board of Directors
Professional Direct Agency, Inc.:


We have audited the accompanying balance sheets of Professional Direct Agency, Inc., as of June 30, 1999 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the year ended June 30, 1999 and for the period from June 5, 1998 (inception) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Direct Agency, Inc. as of June 30, 1999 and June 30, 1998, and the results of its operations and its cash flows for the year ended June 30, 1999 and for the period from June 5, 1998 (inception) to June 30, 1998 in conformity with generally accepted accounting principles.



/s/ KPMG LLP

Atlanta, Georgia
September 27, 1999

                       PROFESSIONAL DIRECT AGENCY, INC.
                                Balance Sheets
                        June 30, 1999 and June 30, 1998

                                            Assets                                    1999              1998
                                                                                 ------------         -----------
Current assets:
    Cash                                                                         $    423,273         $       --
    Commissions receivable                                                             20,698                 --
    Prepaid expenses                                                                    7,220                 --
                                                                                 -------------        ----------
                           Total current assets                                       451,191                 --
Property and equipment, net                                                           395,650                 --
Restricted cash under operating lease agreement                                       129,421                 --
                                                                                 ------------         ----------
                           Total assets                                          $    976,262         $       --
                                                                                 ============         ==========

                              Liabilities and Stockholders' Deficit
Current liabilities:
    Accounts payable                                                             $    109,534         $       --
    Accrued expenses                                                                  268,603                 --
    Deferred lease incentive                                                          154,747                 --
    Current portion of capital lease obligations                                       12,116                 --
                                                                                 ------------         ----------
                           Total current liabilities                                  545,000                 --
    Loan payable                                                                    3,057,917             76,599
    Long term portion of capital lease obligations                                     30,998                 --
                                                                                 ------------         ----------
                           Total liabilities                                        3,633,915             76,599
                                                                                 ------------         ----------
Stockholders' deficit:
    Common stock, no par value.  Authorized 1,740 shares;
      issued and outstanding 200 shares in 1999 and
      2 shares in 1998                                                                200,000              2,000
    Additional paid-in capital                                                        277,334                 --
    Accumulated deficit                                                            (3,134,987)           (78,599)
                                                                                 ------------         ----------
                           Total stockholders' deficit                             (2,657,653)           (76,599)

Commitments and contingencies
                                                                                 ------------         ----------
                           Total liabilities and stockholders' deficit           $    976,262         $       --
                                                                                 ============         ==========

See accompanying notes to financial statements.

                       PROFESSIONAL DIRECT AGENCY, INC.
                           Statements of Operations
Year ended June 30, 1999 and for the Period from June 5, 1998 (inception) to
                                 June 30, 1998

                                                                                         1999               1998
                                                                                    -------------        -----------
Revenue:
    Commission income                                                                $     47,068        $        --
    Marketing income                                                                        1,133                 --
                                                                                    -------------        -----------
             Total revenue                                                                 48,201                 --
                                                                                    -------------        -----------
Cost of operations:
    Sales and marketing                                                                 1,824,873                 --
    General and administrative expenses                                                   990,294             78,599
    Depreciation and amortization                                                         119,115                 --
                                                                                    -------------        -----------
             Total cost of operations                                                   2,934,282             78,599
                                                                                    -------------        -----------
             Operating loss                                                            (2,886,081)           (78,599)
Interest income                                                                             6,700                 --
Interest expense                                                                         (177,007)                --
                                                                                    -------------        -----------
             Net loss                                                                $ (3,056,388)       $   (78,599)
                                                                                    =============        ===========

See accompanying notes to financial statements.



                       PROFESSIONAL DIRECT AGENCY, INC.
                      Statements of Stockholders' Deficit
   Year ended June 30, 1999 and for the Period from June 5, 1998 (inception)
                               to June 30, 1998


                                                     Common stock          Additional                        Total
                                              ------------------------       paid-in     Accumulated      stockholders'
                                                 Shares       Amount         capital      deficit           deficit
                                              ------------------------     ---------    --------------    ---------------
Balances at June 5, 1998 (inception)               --       $      --       $     --     $        --       $         --
Issuance of common stock                            2           2,000             --              --              2,000
Net loss                                           --              --             --         (78,599)           (78,599)
                                              -------      ----------      ---------    ------------      -------------
Balances at June 30, 1998                           2           2,000             --         (78,599)           (76,599)
Issuance of common stock                          198         198,000             --              --            198,000
Issuance of warrants in connection
  with borrowings under loan agreement             --              --        277,334              --            277,334

Net loss                                           --              --             --      (3,056,388)        (3,056,388)
                                              -------      ----------      ---------    ------------      -------------
Balance at June 30, 1999                          200       $ 200,000       $277,334     $(3,134,987)      $ (2,657,653)
                                              =======      ==========      =========    ============      =============

See accompanying notes to financial statements.

                       PROFESSIONAL DIRECT AGENCY, INC.
                           Statements of Cash Flows
        Year ended June 30, 1999 and for the Period from June 5, 1998
                         (inception) to June 30, 1998

                                                                                             1999             1998
                                                                                        ------------      -------------
Cash flows from operating activities:
    Net loss                                                                             $(3,056,388)      $   (78,599)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                                                        119,115                --
        Amortization of warrants                                                               8,533                --
        Changes in assets and liabilities:
           Commissions receivable                                                            (20,698)               --
           Prepaid expenses                                                                   (7,220)               --
           Other assets                                                                     (129,421)               --
           Accounts payable                                                                  109,534                --
           Accrued expenses                                                                  268,603                --
           Deferred lease incentive                                                          (59,520)               --
                                                                                        ------------      ------------
                 Net cash used in operating activities                                    (2,767,462)          (78,599)
                                                                                        ------------      ------------
Cash flows used in investing activities - purchases of
    fixed assets                                                                            (252,584)               --
                                                                                        ------------      ------------
Cash flows from financing activities:
    Capital contributions                                                                    198,000             2,000
    Borrowings under loan agreement                                                        3,250,119            76,599
    Repayment of capital lease obligation                                                     (4,800)               --
                                                                                        ------------      ------------
                 Net cash provided by financing activities                                 3,443,319       $    78,599
                                                                                        ------------      ------------
                 Net increase in cash                                                        423,273                --
Cash at beginning of period                                                                       --                --
                                                                                        ------------      ------------
Cash at end of period                                                                    $   423,273       $        --
                                                                                        ============      ============

Supplemental disclosure of cash paid during the period for interest                      $     2,267       $        --
                                                                                        ============      ============
Supplemental schedule of non cash investing and financing activities:

    Telephone equipment acquired through
      capital lease obligations                                                          $    47,914       $        --
                                                                                        ============      ============
    Leasehold improvements paid by landlord                                                  214,267       $        --
                                                                                        ============      ============
    Issuance of warrants in connection with borrowings under
      loan agreement                                                                     $   277,334       $        --
                                                                                        ============      ============

See accompanying notes to financial statements.

                       Professional Direct Agency, Inc.
                        Notes to Financial Statements
 Year Ended June 30, 1999 and for the Period from June 5, 1998 (Inception) to
                                 June 30, 1998


(1)    Description of Business

       Professional Direct Agency, Inc. (the "Company") was incorporated under the laws of the State of Ohio on June 5, 1998.

       The Company was created to sell and deliver insurance products to the consumer. Initially, the Company began as an in-bound, direct response agency that markets insurance products via the telephone and Internet. The Company has since expanded into additional outlets for product delivery and operates as a fulfillment center for banks and insurance companies.

(2)    Summary of Significant Accounting Policies

       (a)  Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       (b)  Property and Equipment

            Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the useful lives of the assets which is currently estimated to be three years. Leasehold improvements are amortized over the shorter of their estimated useful life or the lease term.

       (c)  Income Taxes

            Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (d)  Revenue Recognition

            The Company generates revenue primarily from commissions earned under General Agent's agreements the Company has with various insurance companies. Revenue is recognized when the insurance policy is activated by the insurance company.

       (e)  Advertising Costs

            Advertising costs are expensed as incurred. In 1999, the Company incurred advertising expense of approximately $1,825,000, which is included in sales and marketing expense. The Company incurred no advertising costs during the period from June 5, 1998 (inception) to June 30, 1998.

       (f)  Fair Value of Financial Instruments

            The Company uses financial instruments in the normal course of its business. The carrying values of commissions receivable, accounts payable, and accrued expenses approximate fair value due to the short-term maturities of these assets and liabilities. The Company estimates that the carrying value of the Company's loan payable and capital lease obligations approximates fair value based on the current rates offered to the Company for debt of the same remaining maturities.

       (g)  Comprehensive Income

            No statements of comprehensive income have been included in the accompanying financial statements since comprehensive loss and net loss presented in the accompanying statements of operations would be the same.

(3)    Restricted Cash

       The Company has $129,421 classified as restricted stock under an operating lease agreement at June 30, 1999 relating to an escrow account established under the terms of the Company's office lease.

 (4)   Property and Equipment

       Property and equipment consisted of the following at June 30, 1999:

            Computer equipment and software                  $          96,926
            Furniture and fixtures                                     102,630
            Leasehold improvements                                     214,267
            Equipment held under capital lease                         100,942
                                                             -----------------
                                                                       514,765

            Accumulated depreciation and amortization                 (119,115)
                                                             -----------------

                                                             $         395,650
                                                             =================

(5)    Loan Payable

       On April 30, 1999, the Company entered into a "Loan and Warrant Purchase Agreement" (Agreement) with an insurance company (Lender). Under the terms of the Agreement, the Company can borrow up to $4,050,000. The loan bears interest at 10% and is payable quarterly. The first principal payment is due and payable on March 31, 2003 and is equal to one-eighth of the outstanding principal amount. Thereafter, principal payments are due in quarterly installments commencing June 30, 2003 and continuing to the maturity date of December 31, 2005. The Agreement contains certain affirmative covenants; as of June 30, 1999, the Company was not in default of these covenants. The loan is secured by all accounts, all contract rights, all general intangibles, all property and equipment, and all cash accounts of the Company.

       In connection with the loan, the Company issued the Lender a detachable warrant to purchase not less than 1,540 common shares at an aggregate exercise price of not less than $1,800,000 or $1,169 per common share. The warrant expires March 31, 2006 and is exercisable at any time on or before the expiration date; however, the warrant may not be exercised before the earlier of (i) the second anniversary of the date of the loan or (ii) the acceleration of the loan upon the occurrence of an event of default. The warrant may become immediately exercisable prior to the second anniversary upon: (i) an Initial Public Offering; (ii) a change of control; (iii) a disposition; or (iv) a non-surviving combination. The fair value of the warrant at the date of issuance was $277,334. The resulting loan discount is being amortized using the interest method from the issuance date of the loan through the maturity date of March 31, 2006.

       On June 5, 1998, the Company entered into a "Reimbursement Agreement" with the Lender. Under the terms of the Reimbursement Agreement, the Company can borrow up to $1,800,000 to fund the working capital needs of the Company. The Company has to repay the amount borrowed seven days after it has received sufficient capital to pay its expenses on an ongoing basis. This Reimbursement Agreement was replaced by the Agreement discussed above.

 (6)   Lease Incentives

       As part of the operating lease agreement for the Company's offices, the Landlord agreed to pay for certain leasehold improvements on behalf of the Company totaling $214,267. Accordingly, the Company has capitalized these costs and has recorded a deferred lease incentive which the Company is amortizing over the period of the lease term.

(7)    Leases

       The Company has an operating lease for its principal office facilities which expires in June 2001. The Company also has a capital lease for equipment. Future minimum lease payments under these leases as of June 30, 1999 are as follows:

                                                                        Capital       Operating
                                                                         Lease          Lease
                                                                        ---------    -----------
     Year ending June 30:
                2000                                                    $  12,116         72,488
                2001                                                       12,116         74,662
                2002                                                       12,116             --
                2003                                                       12,116             --
                2004                                                        4,039             --
                                                                         --------     ----------

                       Total minimum lease payments                        52,503     $  147,150
                                                                                      ==========

       Less amount representing interest                                   (9,389)
                                                                          -------
                       Present value of minimum lease payments             43,114

       Less current portion of capital lease obligations                  (12,116)
                                                                          -------

                       Long-term portion of capital
                         lease obligations                              $  30,998
                                                                          =======

          Total rent expense was approximately $3,415 and $4,569 for the year ended June 30, 1999 and for the period from June 5 (inception) to June 30, 1998, respectively, net of amortization of $59,520 deferred lease incentive in 1999.

     (8)  Income Taxes

          The Company has incurred net operating losses since inception. Accordingly, the Company has not reflected any benefit of such net operating loss carryforwards in the accompanying financial statements.

          As of June 30, 1999, the Company has net operating loss carryforwards of approximately $3,135,000, which will be available to offset taxable earnings during the carryforward period. If not used, these carryforwards begin to expire in 2018. In addition, changes in ownership could put limitations on the availability of the net operating loss carryforward.

     (9)  Employee Benefit Plan

          The Company has a 401(k) Plan that covers all employees who are at least 18 years old. Employees are eligible to make voluntary contributions to the Plan of up to 15% of their earnings. The Company may make discretionary matching contributions under the Plan. In addition, the Company makes Qualified Non-Elective contributions equal to 3% of the total compensation of all participants eligible to share in the allocations. The Company's matching contribution totaled $10,596 for the year ended June 30, 1999.


     (10) Customer Concentration

          During the year ended June 30, 1999, approximately 86% of the Company's revenues were derived from three insurance companies.

     (11) Subsequent Event

          On August 20, 1999, the Company was acquired by Intelligent Life Corporation for $290,000 in cash and a $4,350,000 five-year convertible subordinated note to the insurance company.

       (b)  Pro Forma Financial Information

            The following unaudited pro forma combined condensed financial statements are filed herewith:

            Unaudited Pro Forma Combined Condensed Balance Sheet at June 30,
            1999
            Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 1998
            Unaudited Pro Forma Combined Condensed Statement of Operations for the Six Months Ended June 30, 1999
            Notes to Unaudited Pro Forma Combined Condensed Financial
            Statements

       On August 20, 1999, Intelligent Life Corporation ("ILIF") acquired Professional Direct Agency, Inc. ("Pivot") for approximately $4,744,000 including acquisition costs. The total consideration paid by ILIF consisted of $290,000 in cash paid to Pivot's shareholders and a $4,350,000 five-year convertible subordinated note payable to The Midland Life Insurance Company, a note holder of Pivot. The acquisition was accounted for under the purchase method of accounting.

       The Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1999 gives effect to the acquisition of Pivot as if it had occurred on that date. The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 gives effect to the acquisition as if it had occurred on January 1, 1998 and is based on the historical results of operations of ILIF for the year ended December 31, 1998 and for Pivot for the twelve months ended June 30, 1999 (Pivot began operations on June 5, 1998). The Unaudited Pro Forma Combined Condensed Statement of Operations for the six months ended June 30, 1999 gives effect to the acquisition as if it had occurred on January 1, 1998 and is based on the historical results of operations of ILIF and Pivot for the six months ended June 30, 1999. The Unaudited Pro Forma Combined Condensed Balance Sheet and Statements of Operations and the accompanying notes should be read in conjunction with, and are qualified by, the historical financial statements of Pivot and the notes thereto included in this filing and by the historical financial statements of ILIF and the notes thereto included in ILIF's Transition Report on Form 10-K for the transition period from July 1, 1998 to December 31, 1998.

       The unaudited pro forma financial information has been prepared by ILIF and all calculations are based on assumptions deemed appropriate by ILIF. These assumptions are set forth in the Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

       The unaudited pro forma financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Pivot, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Pivot been effected on January 1, 1998.

Intelligent Life Corporation
Unaudited Pro Forma Combined Condensed Balance Sheet
June 30, 1999

                                                                                                         Pro Forma
                                                                                             ---------------------------------
                                                      Intelligent Life
                                                         Corporation         Pivot              Adjustments       Combined
                                                         -----------         -----              -----------       --------
Assets

Cash and cash equivalents                                 $39,397,886      $  423,273   (A)     $  (290,000)     $39,531,159
Accounts receivable, net                                    1,040,888          20,698                              1,061,586
Other current assets                                          750,711           7,220                                757,931
                                                          -----------      ----------                            -----------
  Total current assets                                     41,189,485         451,191                             41,350,676

Furniture, fixtures and equipment, net                      1,328,461         395,650                              1,724,111
Restricted cash under operating lease agreement                     -         129,421                                129,421
Goodwill and intangible assets, net                            83,498               -   (D)       4,343,927        4,427,425
                                                          -----------      ----------           -----------      -----------

  Total assets                                            $42,601,444      $  976,262           $ 4,053,927      $47,631,633
                                                          ===========      ==========           ===========      ===========

Liabilities and Stockholders' Equity (Deficit)

Accounts payable                                          $ 1,514,697      $  109,534           $                $ 1,624,231
Accrued stock compensation expense                            488,072               -                                488,072
Other accrued expenses                                        995,729         268,603   (B)         104,191        1,368,523
Deferred revenue                                              554,203               -                                554,203
Deferred lease incentive                                            -         154,747                                154,747
Current portion of capital lease obligations                  201,857          12,116                                213,973
Other current liabilities                                     109,644               -                     -          109,644
                                                          -----------      ----------           -----------      -----------
  Total current liabilities                                 3,864,202         545,000               104,191        4,513,393

Loan payable                                                        -       3,057,917   (A)       4,350,000        4,350,000
                                                                                        (C)      (3,057,917)
Long-term portion of capital lease obligations                353,744          30,998                     -          384,742
                                                          -----------      ----------           -----------      -----------
  Total liabilities                                         4,217,946       3,633,915             1,396,274        9,248,135

Stockholders' equity (deficit)                             38,383,498      (2,657,653)  (C)       2,657,653       38,383,498
                                                          -----------      ----------           -----------      -----------

  Total liabilities and stockholders' equity (deficit)    $42,601,444      $  976,262           $ 4,053,927      $47,631,633
                                                          ===========      ==========           ===========      ===========

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

Intelligent Life Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 1998


                                                                                                 Pro Forma
                                                                                        --------------------------------
                                                     Intelligent Life
                                                       Corporation          Pivot        Adjustments        Combined
                                                       -----------          -----        -----------        --------
Revenue:
     Online publishing                               $   2,582,444      $         -      $           -     $   2,582,444
     Print publishing and licensing                      3,039,085                -                            3,039,085
     Other                                                       -            48,201                              48,201
                                                     -------------      ------------                       -------------
               Total revenue                             5,621,529            48,201                           5,669,730
                                                     -------------      ------------                       -------------

Cost of operations:
     Online publishing                                   1,519,755                 -                           1,519,755
     Print publishing and licensing                      2,104,960                 -                           2,104,960
     Sales                                               1,365,110                 -                           1,365,110
     Marketing                                             432,427         1,824,873                           2,257,300
     Product research                                    1,638,592                 -                           1,638,592
     General and administrative expenses                 1,839,594           990,294                           2,829,888
     Depreciation and amortization                         140,069           119,115                             259,184
     Goodwill amortization                                       -                 - (B)     1,447,976         1,447,976
     Noncash stock based compensation                      757,563                 -                 -           757,563
                                                     -------------      ------------     -------------     -------------
                                                         9,798,070         2,934,282         1,447,976        14,180,328
                                                     -------------      ------------     -------------     -------------
               Loss from operations                     (4,176,541)       (2,886,081)       (1,447,976)       (8,510,598)
                                                     -------------      ------------     -------------     -------------
Other income (expense):
     Interest income                                        36,006             6,700                              42,706
     Interest expense                                      (18,649)         (177,007)(A)       166,208          (464,448)
                                                                                     (C)      (435,000)
     Other                                                 185,588                 -                 -           185,588
                                                     -------------      ------------     -------------     -------------
                                                           202,945          (170,307)         (268,792)         (236,154)
                                                     -------------      ------------     -------------     -------------
     Loss before income taxes                           (3,973,596)       (3,056,388)       (1,716,768)       (8,746,752)

Income taxes                                                     -                 -                 -                 -
                                                     -------------      ------------     -------------     -------------
Net loss                                                (3,973,596)       (3,056,388)       (1,716,768)       (8,746,752)
Accretion of Convertible Series A and
  Series B preferred stock to redemption value          (4,438,141)                -                 -        (4,438,141)
                                                     -------------      ------------     -------------     -------------
Net loss applicable to common stock                  $  (8,411,737)     $ (3,056,388)    $  (1,716,768)    $ (13,184,893)
                                                     =============      ============     =============     =============
Basic and diluted net loss per share                 $       (2.14)                                        $       (3.36)
                                                     =============                                         =============
Weighted average shares outstanding used in
  basic and diluted per-share calculation                3,925,597                                             3,925,597
                                                     =============                                         =============

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

Intelligent Life Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations
Six Months Ended June 30, 1999

                                                                                                    Pro Forma
                                                                                     ------------------------------------
                                           Intelligent Life
                                             Corporation             Pivot             Adjustments           Combined
                                             -----------             -----             -----------           --------
Revenue:
      Online publishing                     $  3,295,685          $         -         $          -         $  3,295,685
      Print publishing and licensing           1,742,536                    -                                 1,742,536
      Other                                            -               37,567                                    37,567
                                            ------------          -----------                              ------------
                   Total revenue               5,038,221               37,567                                 5,075,788
                                            ------------          -----------                              ------------

Cost of operations:
      Online publishing                        1,616,998                    -                                 1,616,998
      Print publishing and licensing           1,190,970                    -                                 1,190,970
      Sales                                    1,283,392                    -                                 1,283,392
      Marketing                                2,700,755            1,227,380                                 3,928,135
      Product research                         1,227,978                    -                                 1,227,978
      General and administrative expenses      1,738,107              679,366                                 2,417,473
      Depreciation and amortization              176,535               65,979                                   242,514
      Goodwill amortization                            -                    -  (B)         723,988              723,988
      Noncash stock based compensation         2,618,867                    -                    -            2,618,867
                                            ------------          -----------         ------------         ------------
                                              12,553,602            1,972,725              723,988           15,250,318
                                            ------------          -----------         ------------         ------------
                   Loss from operations       (7,515,381)          (1,935,991)            (723,988)          10,174,527
                                            ------------          -----------         ------------         ------------

Other income (expense):
      Interest income                            249,450                4,521                                   253,971
      Interest expense                           (40,023)            (118,429) (A)         116,162             (259,790)
                                                                               (C)        (217,500)
      Noncash financing charge                (2,656,000)                   -                                (2,656,000)
      Other                                       10,457                    -                    -               10,457
                                            ------------          -----------         ------------         ------------
                                              (2,436,116)            (113,075)            (101,338)          (2,651,362)
                                            ------------          -----------         ------------         ------------
      Loss before income taxes                (9,951,497)          (2,049,066)            (825,326)         (12,825,889)

Income taxes                                           -                    -                    -                    -
                                            ------------          -----------         ------------         ------------
Net loss                                      (9,951,497)          (2,049,066)            (825,326)         (12,825,889)
Accretion of Convertible Series A and
  Series B preferred stock to redemption
  value                                       (2,281,000)                   -                    -           (2,281,000)
                                            ------------          -----------         ------------         ------------
Net loss applicable to common stock         $(12,232,497)         $(2,049,066)        $   (825,326)        $(15,106,889)
                                            ============          ===========         ============         ============

Basic and diluted net loss per share        $      (1.84)                                                  $      (2.27)
                                            ============                                                   ============

Weighted average shares outstanding used in
  basic and diluted per-share calculation      6,661,558                                                      6,661,558
                                            ============                                                   ============

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

                         Intelligent Life Corporation
     Notes to Unaudited Pro Forma Combined Condensed Financial Statements


Note 1 - Basis of Presentation

     The Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1999 has been prepared to reflect the acquisition of Professional Direct Agency, Inc. ("Pivot") by Intelligent Life Corporation ("ILIF") as if the acquisition had occurred on June 30, 1999. The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 gives effect to the acquisition as if it had occurred on January 1, 1998 and is based on the historical results of operations of ILIF for the twelve months ended December 31, 1998 and the historical results of operations of Pivot for the twelve months ended June 30, 1999 (Pivot began operations on June 5, 1998). If the operations of Pivot were to be brought to within 93 days of ILIF's fiscal year, less than twelve months of Pivot's results of operations would be included in the Unaudited Pro Forma Combined Condensed Statement of Operations. The following information is provided based on Pivot's historical results of operations for the period from June 5, 1998 (inception) through March 31, 1999 and ILIF's historical results of operations for the twelve months ended December 31, 1998.

Total revenue                                              $  5,629,111
Cost of operations                                           13,291,503
Loss from operations                                         (7,662,392)
Net loss                                                     (7,892,434)
Net loss applicable to common stock                         (12,330,575)
Basic and diluted loss per share                           $      (3.14)
Weighted average shares outstanding                           3,925,597

     There were no significant differences in the accounting policies of ILIF and Pivot for the periods presented.

Note 2 - Purchase Accounting

     On August 20, 1999, Intelligent Life Corporation ("ILIF") acquired Professional Direct Agency, Inc. ("Pivot") for approximately $4,744,000 including acquisition costs. The total consideration paid by ILIF consisted of $290,000 in cash paid to the Pivot shareholders and a $4,350,000 five-year convertible subordinated note payable to The Midland Life Insurance Company, a note and warrant holder of Pivot. The acquisition was accounted for under the purchase method of accounting. The net assets acquired were assumed to be at fair market value. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill and will be amortized over three years, the expected benefit period. The pro forma adjustments to the Unaudited Pro Forma Combined Condensed Statements of Operations reflect amortization of goodwill for the periods presented assuming the acquisition occurred at January 1, 1998. The value of goodwill at January 1, 1998 would have been approximately $4,344,000.

Note 3 - Pro Forma Adjustments

     The following adjustments were made to the historical balance sheets to arrive at the Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 1999:

(A) Record the payment of cash and the issuance of the convertible subordinated note payable to the former Pivot shareholders and to the note and warrant holder.

(B) Record acquisition related expenses.

(C) Eliminate Pivot's stockholders' equity accounts and the loan payable to the former note and warrant holder.

(D) Record excess of purchase price over the fair value of the net assets acquired as goodwill.

          The following adjustments were made to the historical statements of operations to arrive at the Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and for the six months ended June 30, 1999:

(A) Eliminate interest expense on the loan payable to the former note and warrant holder.

(B) Goodwill amortization.

(C) Interest expense on convertible subordinated note payable to the former note and warrant holder.

     (c) Exhibits

          2.1 Stock Purchase Agreement, dated August 20, 1999, by and between Intelligent Life Corporation, the shareholders of Professional Direct Agency, Inc. and The Midland Life Insurance Company. *

          99.1 Text of Press Release of Intelligent Life Corporation dated August 23, 1999. *

--------------------------------------------------------------------------------
          * Previously filed with Form 8-K dated August 20, 1999.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   INTELLIGENT LIFE CORPORATION


                                   /s/ Robert J. DeFranco
                                   ----------------------
Date:  November 2, 1999            Robert J. DeFranco

                                   Vice President - Finance and Chief Accounting Officer